UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 10/A
                                 Amendment No. 1

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
               Pursuant to Section 12(b) or (g) of The Securities
                              Exchange Act of 1934


                                I-WEB MEDIA, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                             27-2506234
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

         2629 Regent Road
       Carlsbad, California                                         92010
(Address of principal executive offices)                         (Zip code)

       Registrant's telephone number, including area code: (858) 775-2588

                                   Copies to:
                             Daniel C. Masters, Esq.
                                  P. O. Box 66
                               La Jolla, CA 92038
                              (858) 459-1133 - Tel
                              (858) 459-1103 - Fax

       Securities to be registered pursuant to Section 12(b) of the Act:
                                      None

       Securities to be registered pursuant to Section 12(g) of the Act:
                        Common Stock - $0.0001 Par Value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]                      Accelerated filer [ ]

Non-accelerated filer [ ]                        Smaller reporting company [X]

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ITEM 1. DESCRIPTION OF BUSINESS

OVERVIEW

     I-Web Media, Inc. ("the Company" or "the Issuer") is a new website design service. At first, we plan to design, build, and update static and dynamic websites for customers and provide our e-commerce customers with shopping cart solutions.

     We plan to expand these services in the future to include other technology solutions for small and medium-sized businesses to help them build and maintain an effective internet presence. We expect future offerings will include internet marketing and advertising and search engine optimization.

     Our objective is to develop a position as a provider of Web services for small to medium-sized businesses. We believe the small and medium-sized business market offers us the best opportunity to build a Web services company. We believe this is an attractive market because it is large, because these businesses need an affordable solution to their Web services requirements, and because they are typically too small to bring these services in house.

OUR SERVICES

     Our goal is to provide a range of Web services that enable small and medium-sized businesses to establish, maintain, promote, and optimize their Internet presence.

     Our business was recently established and as of the date of this filing we have no customers and have had no revenues. We intend to offer to design and build initial websites for customers using the content and design information the customer provides. We will also offer to update these websites from time to time at the customer's request. We will design both static and dynamic websites. Our goal is to have a customer's website visible on the Internet within 72 hours from the time we receive initial information from the customer. We will also obtain and register a domain name appropriate for the business selected by the customer, if they have not already done so.

     We will also design e-commerce sites which incorporate "shopping carts" to enable customers to sell products via the internet and accept payment by credit or debit card or PayPal. Numerous "shopping cart" software programs are commercially available, some at prices of several thousand dollars. Because we expect to compete largely on the basis of price we will not use these expensive programs; we will use free or low priced open source shopping cart programs such as Magento, VirtueMart, osCommerce, Zen Cart, and WordPress e-Commerce. We believe that such programs provide us with a competitive advantage, not only because of their low cost, but also because they require a level of programming knowledge which most small businesses do not have in house, a level of knowledge and expertise which we can provide.

     In the future we plan to offer our customers online advertising and marketing capabilities that cost-effectively promote their websites on a local and national basis. This will include initial submission and ongoing submissions on a regular basis of the customers' websites to many popular national and local search engines as well as listings in online yellow page directories, banner advertisements in these directories, and pay-per-click advertising in Google and other major search engines. In the future we also plan to offer our customers a thorough website optimization process to enhance search engine placement.

OUR EXPERIENCE

     Although the Company is a new entrant in the website design field, our Technology Manager, Derrick Johnson, has more than six years of Web Design / Web Development Experience and more than fifteen years of generalized graphic design experience. He is familiar with several web technologies including PHP, XML, Javascript, Actionscript 3.0, HTML/XHTML, CSS, and MySQL. In addition, our Chief

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Executive Officer, Kenneth S. Barton, has experience in computer network development and management, and our Chief Financial Officer, Anthony R. Turnbull, has been the Chief Financial Officer at three companies which relied heavily on websites for their marketing (Kojo Worldwide, Countryside Hospice Care, and Casa de las Campanas) and he has been the Chief Financial Officer at one company which maintains an e-commerce store (Prolong Super Lubricants).

OUR APPROACH AND SOLUTION

     Our goal is to enable small and medium-sized businesses to outsource their Web design needs to us. We believe that many small and medium-sized businesses do not have the in-house expertise to effectively design an Internet presence. As a result, we believe potential customers will look to us to provide these services.

     We will utilize a combination of template-driven and specialized website design tools which will enable us to significantly reduce the time from initial customer contact to site completion. Our goal is to design a website and have it complete and visible on the Internet within 72 hours from the time we receive initial information from the customer.

     Because small businesses tend to make value-driven decisions, we will provide our Web services at an affordable price for our Southern California market. Our prices for website design will start at $350 for a static, three page site and go up by $50 per page when there are more than three pages. We will not charge a recurring monthly fee for maintenance. Charges for up-dating and adding to websites will be negotiated with the customer at the time and will be based on our estimate of the time involved. We will quote the customer a fixed fee rather than an hourly rate, but base this fee on our estimate of the time required at $40 per hour with a minimum of one hour.

     We will also provide dynamic websites and e-commerce websites and shopping carts. Customers will be quoted a fixed fee for these services after an initial free consultation meeting which may be in person or by telephone depending on the customer's location and availability. As with static website updates, fixed fees for dynamic website and e-commerce website design and updating will be based on our estimate of the time required at $40 per hour. The minimum fee for initial design will be $350 and the minimum fee for subsequent updates will be $40.

MARKETING

     We plan to engage in a variety of marketing activities to increase awareness of our services and the value we provide to small and medium-sized business entities. Our marketing activities will include targeted mail and telephone campaigns to prospects which we will identify chiefly through their current advertising in the local print yellow pages, in local newspapers and magazines, and in flyers. We believe that these are potential customers because they have demonstrated a willingness to spend on advertising, and a web presence is a form of advertising. If they do not already have a website they may be willing to establish one; if they have one they may consider revising it. We will be able to provide either a new site or a revision at a relatively low cost. We will also use online advertising through sites such as Craig's list to reach potential customers.

     As of the time of this filing, in addition to advertising on Craig's List, we have telephoned a number of small businesses which advertise in either the yellow pages or newspapers or both, but in most cases we have been either unable to reach decision makers or found that they are considering a website but have not yet reached a decision. Our conversations with these decision makers lead us to believe that in this difficult economy small businesses are reluctant to make new spending commitments. We are gathering names, addresses, and email addresses of decision makers in these calls and we will soon begin a campaign of repeat writing to them offering our services. We believe that repeat contacts and our offer of low cost, personal service will eventually result in sufficient sales to sustain our business.

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COMPETITION

     The market for Web services is highly competitive and evolving. There are many small, local website service providers similar to our Company. There are also many large companies with far greater resources than our Company. We expect competition to increase from existing competitors as well as new market entrants. Most existing competitors typically offer a limited number of specialized solutions and services, but many provide a more comprehensive set of services than we expect to be able to provide. These competitors include, among others, website designers, Internet service providers, Internet search engine providers, local business directory providers, website domain name registrars, e-commerce service providers, lead generation companies and hosting companies. Most of these competitors will have greater resources and more brand recognition than we do, and we cannot ensure that we will be able to compete against them.

     We believe that some of the most critical competitive factors in the small and medium-sized business segment of the Web services industry include price, quality of customer support, and speed of customer service. By focusing on these three factors we believe that we will be able to compete successfully. We believe that we will be highly competitive on price because our planned price for website development, $350 for a static three page site and $50 per additional page, will be one of the lowest available in our initial market - San Diego and Orange Counties, California. We believe that we will be highly competitive in customer interaction and customer support because we plan to go to a prospective customer's business and meet with them personally to better understand their needs and expectations. Other web service providers in the San Diego and Orange County market either require prospective customers to go to them or deal with prospective customers only at a distance by phone, fax and email. Finally, our goal in website design will be to have a customer's site complete and visible on the internet within 72 hours after receiving the customer's initial information. Discussions with small businesses in San Diego and Orange County lead us to believe that the typical time for website development in this area is approximately two weeks.

EMPLOYEES

     We have no full time employees. Our Technology Manager, Derrick Johnson, is the proprietor of Apedemak Studios, a custom web design business which he founded in 2009. He will work for the Company on a part time basis and will devote only such time to work for the Company as needed until our volume of business warrants his regular employment. He will be paid 75% of the money billed and collected for his services. Mr. Johnson's work for the Company, when required, will consist of meeting with potential customers when they are identified by one of our other officers and, when a customer agrees to use our services, he will design their website for them. At the present time we have no such customers. Mr. Johnson also solicits customers by advertising our services on Craigslist. He has agreed to hold himself available to meet potential customers and work on their projects for whatever time is required for the foreseeable future. When he has no customer appointments or design contracts to fulfill, he will devote less than an hour per week to marketing the Company's services.

     Our Chief Executive Officer and our Chief Financial Officer serve without pay, have other employment, and will devote only a part of their time to the needs of the Company until our volume of business warrants regular employment.

     During the past year our President, Kenneth Barton, has worked as an independent consultant performing technical and engineering assessments on products and technologies, both for the developers of products and for potential acquirers or investors. This work is highly variable in the time commitment required, during some periods Mr. Barton will be required to work significantly more than eight hours per day on a project, and during other periods he will be between projects and have no time commitment other than the time required to market his consulting services. His consulting work brings him in contact with potential website customers and he offers the Company's services to these potential customers, however none of these contacts has resulted in business for

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the Company to date. Mr. Barton expects to spend an average of approximately three hours per week on the affairs of the Company until such time as more hours are required. This will be divided between administrative work, including filings with the SEC and others, and marketing the Company's services.

     Our Chief Financial Officer, Anthony Turnbull, is also the CFO of KOJO Worldwide, a bedding manufacturer with its primary operations near Tijuana, Mexico, and he devotes most of his time to his work at KOJO. Mr Turnbull is a Certified Public Accountant and he participates in various working groups and round tables for CPA's in the greater San Diego area. He discusses the Company's services with these contacts and seeks business for the Company, but no business has resulted for the Company to date. Mr. Turnbull expects to spend an average of approximately three hours per week on the affairs of the Company for the foreseeable future. This will be divided between administrative and accounting work, including filings with the SEC and others, and marketing the Company's services.

CORPORATE INFORMATION

     I-Web Media, Inc. ("the Company" or "the Issuer") was organized under the laws of the State of Delaware on April 29, 2010 as part of the implementation of the Chapter 11 plan of reorganization of AP Corporate Services, Inc. ("AP").

     AP was incorporated in the State of Nevada in 1997 and was formed to provide a variety of services to small, entrepreneurial businesses. These services included business planning, market research, accounting advice, incorporation and resident agent services. Between 1997 and 1999 AP's business focus changed. In addition to providing business services, AP began to own and develop other service businesses. In 1999 AP organized I-Web Media, LLC to be a website developer and internet marketing advisor. AP was the sole owner of I-Web Media, LLC. I-Web Media, LLC developed various web sites and provided internet marketing advice to a variety of businesses but these business operations were terminated because of AP's financial difficulties. AP had become involved in activities for which it was undercapitalized and understaffed. Chief among these was the operation of MRI screening facilities. Losses in these operations eventually lead to AP's failure and bankruptcy filing in 2008.

     AP filed for Chapter 11 Bankruptcy in September 2008 in the U.S. Bankruptcy Court for the Central District of California. AP's plan of reorganization was confirmed by the Court and became effective on January 4, 2009.

     At the time of its bankruptcy filing AP had no active business and no saleable assets, however it did have ten wholly owned subsidiaries, all of which had become inactive by the time of AP's bankruptcy filing. Among these were I-Web Media, LLC, MedBook World, LLC, and Journal of Radiology, LLC. These entities were the only assets of the bankruptcy estate. In an effort to provide a means of recovery for AP's creditors the Court ordered the sale of the entities to the creditors by distributing all shares in them to the creditors.

     This plan provided, among other things, for the incorporation of the Issuer so that shares in it could be distributed to the bankruptcy creditors. The plan also provided for the transfer to the Issuer of any interest which AP and/or I-Web Media LLC had in the website development and internet marketing businesses. AP and I-Web Media LLC had ceased these operations and there were no assets or liabilities remaining to be transferred to the Issuer. The plan required the Issuer to issue 1,085,000 shares of its common stock and distribute these to AP's general unsecured creditors, to its administrative creditors, and to its shareholders. The shares were distributed pursuant to section 1145 of the U.S. Bankruptcy Code. As stated in the Plan of Reorganization ordered by the Court, these shares were issued "to enhance the distribution to creditors," i.e. to enhance the creditors' opportunity to recover the losses they sustained in the AP bankruptcy. To this end, AP, by and through its President, agreed "to use its best efforts to have the shares... publicly traded on the Over-The-Counter market in order to provide an opportunity for liquidity to the creditors" (from

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the Court approved "Disclosure Statement" describing the Plan of
Reorganization). The present filing is a result of this commitment.

     Our officers and directors had no prior relationship with AP or with I-Web Media LLC. Our CFO, Anthony Turnbull, and the CEO of AP, Theodore Herman, know each other because both are CPAs and both participate in the Southern California Investment Association. Mr. Turnbull and Mr. Barton offered to take over management of the Issuer from Mr. Herman and to invest in it providing the capital to begin operations, and Mr. Herman agreed.

ITEM 1A. RISK FACTORS

     In addition to the other information contained in this Form 10, prospective investors should consider carefully the following risk factors before investing in our securities. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected.

1.   We have no operating history and no revenues or earnings from operations.

     We are a development stage company and have not yet earned any revenues. We have sustained operating expenses, without revenues equal to those expenses, resulting in a net operating loss. We may experience additional net operating losses. There is no assurance that we will ever become a profitable business.

2.   We may not be able to continue to operate as a going concern.

     Our auditor has expressed the opinion that we may not be able to continue as a going concern. His opinion letter and the notation in the financial statements indicate that we do not have revenues and our cash reserves are limited. In the event that we exhaust our cash reserves we will rely on advances from stockholders, officers and directors to meet our ongoing operating expenses. We may become insolvent if we are unable to pay our debts in the ordinary course of business as they become due.

3.   Our proposed plan of operation is speculative.

     The success of our proposed plan of operation will depend to a great extent on our ability to attract customers and collect fees from them for the services we provide, and on our ability to control our expenses so that we can operate profitably. As of the date hereof we have no customers. The Company's website displays a portfolio of sample websites, however these websites were designed and built by our Technology Manager prior to the establishment of the Company. They do not represent customers of the Company but rather examples of the types of website the Company is capable of providing. We have had no revenues, but we have had expenses resulting in a net operating loss. There can be no assurance that we will be able to attract customers, generate revenues, or operate profitably.

4. Depressed general economic conditions or adverse changes in general economic conditions could adversely affect our business.

     If economic or other factors negatively affect the small and medium-sized business sector, our potential customers may become unwilling or unable to purchase our Web services. Our target customers are small and medium-sized businesses based in Southern California. The economy of Southern California is currently weak due to softness in the residential real estate and mortgage markets, volatility in fuel and other energy costs, difficulties in the financial services sector and credit markets, and high unemployment, all macroeconomic factors affecting spending behavior. If the economy further weakens, or if other adverse general economic changes occur, potential customers may delay or reduce spending on internet website development.

5. We face intense and growing competition. If we are unable to compete successfully, our business will be seriously harmed.

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     The market for our Web services and products is competitive and has relatively low barriers to entry. We expect that our competitors will vary in size and in the variety of services they offer. We expect to encounter competition from a wide variety of company types, including:

          Website design and development providers;
          Website design software companies;
          Internet service providers;
          Local business directory providers; and
          Website domain name providers and hosting companies.

     In addition, due to relatively low barriers to entry in our industry, we expect the intensity of competition to increase in the future from other established and emerging companies. Most of these competitors will have significantly greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in vying against them for business. We intend to compete largely on the basis of price, however, increased competition based on price could result in price reductions to the point where it would be impossible for us to operate profitably or even to remain in business.

6. If we cannot adapt to technological advances, our Web services may become obsolete and our ability to compete would be impaired.

     Changes in our industry occur very rapidly, including changes in the way the Internet operates or is used by small and medium-sized businesses and their customers. As a result, the Web services we propose to provide could become obsolete quickly. The introduction of new technologies and the evolution of new industry standards could render our proposed services obsolete and unmarketable. To be successful, our Web services must keep pace with technological developments and evolving industry standards and address the ever-changing and increasingly sophisticated needs of our potential customers. If we are unable to adopt new Web technologies on a timely and cost-effective basis our business could be seriously harmed.

7. Providing Web services to small and medium-sized businesses designed to allow them to Internet-enable their businesses is a new and emerging market; if this market fails to develop, we may not be able to develop our business.

     Our success depends on a number of small and medium-sized businesses outsourcing website design and adopting other online business solutions. The market for our Web services is relatively new. If small or medium-sized businesses determine that having an online presence is not giving their businesses an advantage, other similar businesses may be less likely to seek our services to create websites, and those which already have websites may be less likely to seek our services to expand or redesign their Web presence.

8. We might require additional capital to support business growth, and this capital might not be available on acceptable terms, or at all.

     We may require additional funds to operate the business before adequate revenues develop and/or to respond to business challenges, including the need to develop new services and/or acquire new hardware or software. Accordingly, we may need to engage in equity or debt financings to secure additional funds. Our lack of business history as well as current unfavorable economic conditions may make it difficult for us to obtain additional financing on terms favorable to us, if at all. If we raise additional funds through further issuances of equity, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital or to repay the debt incurred. If

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we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue in business could be significantly impaired.

9. Our success is dependent on our officers who have other full time employment, have limited experience, and will only devote limited time (part time) to working for the Company, all of which makes our future even more uncertain.

     Kenneth Barton is the Chief Executive Officer, Anthony Turnbull is the Secretary and Chief Financial Officer of the Company, and Derrick Johnson is the technology manager of the Company. The Company has no other officers or employees. All three, Mr. Barton, Mr. Turnbull, and Mr. Johnson, will serve without salary while maintaining other employment. However, Mr. Johnson will be paid 75% of the funds billed to and collected from clients until such time, if ever, as the Company can afford to employ him on a regular basis. As of the date hereof, each is devoting approximately three hours per week to the affairs of the Company. Notwithstanding the limited availability of our two officers and our technology manager, loss of the services of any of these individuals would adversely affect development of our business and its likelihood of continuing in operation.

10. Our two officers have relatively little experience in internet related business, which makes our ability to compete successfully more uncertain.

     Although our Chief Executive Officer, Kenneth Barton, has limited experience in the development and maintenance of computer networks, and our Chief Financial Officer, Anthony Turnbull, has limited experience in internet based commerce, neither has any direct experience in website design or internet sales. Our technology manager, Derrick Johnson, has experience in website design and other services for businesses using the internet, but no experience in business management other than running his own design consulting business. This lack of direct experience makes our ability to compete successfully more uncertain.

11. Our officers may have a conflict of interest in allocating time to the business of the Company.

     As noted above, the Company's two officers and its technology manager have other employment and will devote only limited time to the affairs of the Company until such time, if ever, when the Company's revenues will support their full time employment. The Company has not, as of the date hereof, developed a policy to deal with such conflicts.

12. Our officers may have a conflict of interest with other business ventures in which they are involved.

     Because the Company's two officers and its technology manager have other employment and other business activities, they may be presented with a business opportunity which would pose a conflict of interest with the business of the Company. The Company has not, as of the date hereof, developed a policy to deal with such conflicts.

13. One of our officers is also our principal shareholder and he will be able to approve all corporate actions without shareholder consent and will control our Company.

     Our principal shareholder, Kenneth Barton, currently owns approximately 89.9% of our Common Stock. Because of this, he will have the controlling vote in all matters requiring approval by our shareholders, but not requiring the approval of the minority shareholders. In addition, he is now the Company's President and one of its two officers and directors. Because he is the majority shareholder, he will be able to elect all of the members of our board of directors, allowing him to exercise significant control of our affairs and management. In addition, he may transact corporate business requiring shareholder approval by written consent without soliciting the votes of other shareholders.

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14.  Our Common Stock may never be publicly traded and holders may have no ability to sell their shares.

     There is no established public trading market for our shares of Common Stock, and there is no assurance that our Common Stock will be accepted for listing on the OTC Bulletin Board or in any other trading system in the future.

     There can be no assurance that a market for our Common Stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our Common Stock you may be unable to sell the shares. Accordingly, you should be able to bear the financial risk of losing your entire investment.

     Only market makers can apply to quote securities. A market maker who desires to initiate quotations in the OTC Bulletin Board system must complete an application (Form 2-11) (unless an exemption is applicable) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the Financial Industry Regulatory Authority ("Finra") Bylaws. The OTC Bulletin Board will not charge us a fee for being quoted on the service. Finra rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC Bulletin Board or any similar medium. Finra will review the market maker's application (unless an exemption is applicable). If cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain Finra rules and Rule 15c2-11 have been considered by Finra. Furthermore, the clearance should not be construed by any investor as indicating that Finra, the Securities and Exchange Commission, or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

     The OTC Bulletin Board is a market maker or dealer-driven system offering quotation and trading reporting capabilities - a regulated quotation service - that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

15. If our Common Stock does not meet blue sky resale requirements, certain shareholders may be unable to resell our Common Stock.

     The resale of Common Stock must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we are unable to qualify the Common Stock and there is no exemption from qualification in certain states, the holders of the Common Stock or the purchasers of the Common Stock may be unable to sell.

16. Our shareholders may face significant restrictions on the resale of our Common Stock due to state "blue sky" laws or if we are determined to be a "shell" company.

     There are state regulations that may adversely affect the transferability of our Common Stock. We have not registered our Common Stock for resale under the securities or "blue sky" laws of any state. We may seek qualification or advise our shareholders of the availability of an exemption. We are under no obligation to register or qualify our Common Stock in any state or to advise the shareholders of any exemptions.

     Current shareholders, and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the Common Stock.

     Blue sky laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by "blank check" or "shell" companies, or if

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such securities represent "cheap stock" previously issued to promoters or others. Our majority shareholder, because he received stock at a price of approximately $.003 for each share, may be deemed to hold "cheap stock." These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

     (a) Not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;
     (b) Not eligible for the transaction exemption from registration for non-issuer transactions by a registered broker-dealer;
     (c) Not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;
     (d) Not eligible for the "solicitations of interest" exception to securities registration requirements available in many states;
     (e) Not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

     Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of blank check or shell companies or "cheap stock" issued to promoters or others. Specific limitations on such offerings have been adopted in:

              Alaska             Nevada               Tennessee
              Arkansas           New Mexico           Texas
              California         Ohio                 Utah
              Delaware           Oklahoma             Vermont
              Florida            Oregon               Washington
              Georgia            Pennsylvania
              Idaho              Rhode Island
              Indiana            South Carolina
              Nebraska           South Dakota

     Any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered.

17. Our Common Stock will be subject to significant restriction on resale due to federal penny stock restrictions.

     The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements will have the effect of reducing the level of trading activity in any secondary market for our stock, and accordingly, shareholders of our Common Stock will find it difficult to sell their securities, if at all.

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

     The Company was organized on April 29, 2010 and therefore no significant historical financial information exists. The Company's statement of operations for the period from April 29, 2010 (inception) through May 31, 2010 reflects the following:

                                                2010
                                               -------
                        Revenues               $     0
                        Expenses                 1,280
                                               -------
                        Profit (Loss)          $(1,280)
                                               =======

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     1) Liquidity: The Company had cash reserves of $29,750 and no other liquid instruments at May 31, 2010 and has cash reserves of $26,250 as of July 19, 2010. It is anticipated that we will incur only nominal expenses during the early stages of the implementation of the business plan described herein, and that expenses will increase only as we develop revenues. Because of the current fragile state of the economy and the reluctance we have seen among small businesses to spend on new websites, we expect this period of nominal expenses to continue for the next 12 months. Our two officers are unpaid at this time and have agreed that they will not accept payment until revenues will permit payment without creating a negative cash flow. Our technology manager will be paid for client services performed, however his payment will be limited to 75% of funds received from client billings. In view of the low level of projected expenses, we believe that cash reserves will be sufficient to meet these needs during the next 12 months. This is discussed further below under "Capital Resources."

     2) Capital Resources: As noted above, the Company's only capital resources consist of $26,250 in cash. The Company's two officers and directors believe this to be sufficient to meet operating needs for the next 12 months since the Company has no payroll expense and no office expense, office space being provided at no cost by one of the officers. Management also expects there will be no sales or marketing expense since it expects to market through Craigslist and possibly other free sites and through managements' own network of business and social contacts. The cost of services provided will be a percentage of revenues (75% of gross revenues on each contract will be paid to our Technology Manager, Derrick Johnson) and therefore a gross profit will be realized on each sale. Our other projected operating expenses are the legal and accounting costs associated with being a public company and management believes that present cash reserves will be sufficient to meet these needs during the next 12 months. Finally, if additional cash is required, our two officers and directors have agreed to advance needed funds on an interest free loan basis, provided they are officers and directors at the time the loan is made.

     3) Results of Operations: As noted above, the Company was recently organized and has as yet realized no sales or revenues. It has conducted no operations other than development of its own web site, limited solicitation of potential customers, organizational efforts, and the preparation of this Form
10. The Company's website displays a portfolio of sample websites, however these websites were designed and built by our Technology Manager prior to the establishment of the Company. They do not represent customers of the Company but rather examples of the types of website the Company is capable of providing. Expenses as of the date of this filing have totaled $3,750 and were associated primarily with the filing of this Form 10. Management believes that it can maintain the recurring cost associated with being a reporting issuer at $10,000 per year or less until such time as the Company has revenues of approximately $100,000, at which point they expect legal and accounting costs to rise. Management does not expect these costs to result in the need for additional capital within the next 12 months.

     4) Off-Balance Sheet Arrangements: The Company has no off balance sheet arrangements.

INFORMATION ABOUT MARKET RISK

     The Company is not subject to fluctuations in interest rates, currency exchange rates, or other financial market risks. The Company has not made any sales, purchases, or commitments with foreign entities which would expose it to currency risks.

ITEM 3. DESCRIPTION OF PROPERTY

     We presently utilize minimal office space at 2629 Regent Road, Carlsbad, California. This space is provided to the Company by our president on a rent free basis, and it is anticipated that this arrangement will remain until such time as the Company requires and can afford a larger space. Management believes that this arrangement will meet the Company's needs for the foreseeable future.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a)  Security Ownership of Certain Beneficial Owners and of Management.

     The following table sets forth the security and beneficial ownership for each class of our equity securities for all of our officers and directors and for any person who is known to be the beneficial owner of more than five (5%) percent of the Company as of July 19, 2010.

                                           Amount and
                                           Nature of
Title of       Name and Address of         Beneficial           Percent
 Class           Beneficial Owner            Owner             of Class
 -----           ----------------            -----             --------

Common         Kenneth S. Barton          10,000,000             89.89%
               2629 Regent Road
               Carlsbad, CA 92010

Common         Anthony R. Turnbull            10,000              0.09%
               1640 10th Avenue, #306
               San Diego, CA 92101

Common         All Officers and           10,010,000             89.98%
               Directors as a Group
               (two [2] individuals)

     The remaining 1,125,000 shares of the Company's outstanding common stock are held by 94 persons, no one of which is known to be the beneficial owner of five percent (5%) or more of the Company's common shares. There are, as of the date hereof, a total of 11,125,000 common shares issued and outstanding and no preferred shares issued or outstanding.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

     Our directors and officers (and promoters, affiliates and control persons) are as follows:

         Name                 Age              Position
         ----                 ---              --------

     Kenneth S. Barton        46         President/Director
     Anthony R. Turnbull      65         Secretary/Treasurer/Director

     The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

RESUMES

     Kenneth S. Barton, age 46, has been the President and CEO of the Issuer since its incorporation. He is a Mechanical Engineer and since the beginning of 2009 he has acted as an independent consultant performing technical analysis and due diligence assessments of emerging technologies for investors. Mr. Barton has experience in software engineering, in programming in five computer languages, C, C++, C#, Visual Basic (VB) and Delphi, in computer network administration and in website management. In the event our Technology Manager is unavailable or in need of assistance, Mr. Barton will assist him or substitute for him. He will also be involved in sales calls on prospective customers and in assessing their needs. From November 2009 to March 2010 he was the President and a Director of MedBook World, Inc., another small reporting issuer. He has not been involved in the formation, management or principal ownership of any other companies seeking to go public. In 2008 he assisted with the corporate restructuring of a project management company in Bangalore, India, recruiting department heads for HVAC and civil, structural, and electrical engineering and developing and managing its computer network system. In 2006 and 2007 he served as Senior Systems Engineer at Novo Engineering in Carlsbad, California. From 2001 to 2006 he was an engineer with Systems Machines Automation Corporation, and from 1999 to 2001 he was employed as a manufacturing engineer at Woodside Biomedical, Inc. Prior engineering employers include Callaway Golf, General Atomics, and General Dynamics Space Systems. He received his BSME degree from the University of California at San Diego. Mr. Barton is a promoter of the Company as that term is defined in Rule 405 of the Securities Act of 1933; no additional information on him is required pursuant to Item 401(g)(1) of Regulation S-K.

     Anthony R. Turnbull, age 65, has been the Secretary, Treasurer and CFO of the Issuer since its incorporation. He holds an MBA and is a CPA with experience in management, manufacturing accounting, management reporting, payroll, and taxation. His expertise in both management and accounting are invaluable to the Company, particularly because he has been the chief accounting officer of two other public companies: MedBook World and Molecular Imaging Corporation. For the past five years Mr. Turnbull has maintain an independent, part-time tax consulting business, Turnbull & Associates. Since November 2009 he has also served as the Treasurer and CFO and a Director of MedBook World, Inc., another small reporting issuer. He has not been involved in the formation, management or principal ownership of any other companies seeking to go public. Since 2007 he has also been CFO of KOJO Worldwide a $52,000,000 upholstery and bedding manufacturing company selling to major hotels in the US and Mexico. In 2006 - 2007 he was CFO of Countryside Hospice Care, a hospice company with branches in Georgia and Alabama, and in 2004 - 2005 he was CFO of Prolong Super Lubricants, a manufacturer and seller, including sales via its internet store, of lubricants. From 2001 to 2004 he was Vice President Finance of Molecular Imaging

Corporation, a $21,000,000 molecular imaging service company serving more than 75 hospitals throughout the US and a reporting issuer. Prior to 2001 he served as CFO to Casa de las Campanas, McCain Traffic Supply, Inc., Ride Manufacturing, Inc. and Kuma Sport, Inc. He has also held accounting positions with Stauffer Chemicals, General Foods, Kraft Foods, Commonwealth Bank in Sydney, Australia and Midland Bank Limited in London, England. Mr. Turnbull is a promoter of the Company as that term is defined in Rule 405 of the Securities Act of 1933; no additional information on him is required pursuant to Item 401(g)(1) of Regulation S-K.

     Derrick Johnson, age 31, has been the Technology Manager of the Issuer since its incorporation. He has more than twelve years of generalized graphic design experience including more than six years of Web Design / Web Development Experience. He is familiar with several web technologies including PHP, XML, Javascript, Actionscript 3.0, HTML/XHTML, CSS, and MySQL. In addition to working as the Issuer's technical officer he is the proprietor of Apedemak Studios, a custom web design business which he founded in 2009. Prior to that he worked as a call center manager from 2007 to 2009 with ACN Telecomunications from 2007 to 2009 and as a call center manager for Phone Ware, Inc. from 2000 to 2007. He attended San Diego City College.

CONFLICTS OF INTEREST

     As noted above, the Company's two officers and directors and its technology manager have other employment. None of the other business activities of the two directors are internet commerce related, and consequently, there are no known potential business conflicts of interest for these individuals. Our technology manager expects to design and develop websites for others under his own business as well as for the Issuer, thus a potential business conflict of interest exists. He has agreed that all business inquiries that come to the Company, whether through our website (www.iWebGroup.biz), through advertising, through contacts with our other officers, or some other means, will be business opportunities belonging exclusively to the Issuer and that he will not solicit business from or provide services to such opportunities except through and for the benefit of the Issuer.

     There is a potential conflict of interest in the time which the officers and directors devote to this Company and to their other employment. We do not currently have an agreement as to the amount of time that will be devoted to the Company's affairs, however our two officers and directors have stated that they will devote such time as they believe necessary to the business of the Company. They currently expect to devote approximately three hours per week each to the affairs of the Company.

     The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. However, all directors may still individually take advantage of opportunities if the Company should decline to do so.

ITEM 6. EXECUTIVE COMPENSATION.

     Neither of our two officers and directors has received any compensation for services rendered to the Company since its inception, nor are there any agreements in place or contemplated to provide compensation to any officer or director.

     Neither of our two directors or officers will receive any fee, either directly or indirectly, for their role in selling the services of the Company or any other activities on behalf of the Company, until such time as the company can afford to pay them out of cash flow without creating a negative cash flow. Our technology manager is not an employee and he receives no regular salary, however he will be paid 75% of the fee collected from the client for each assignment he undertakes.

     We have no retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our two officers and directors, and we have no salaried employees.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     In April 2010 the Company issued 10,000,000 shares of Common Stock to Kenneth Barton in consideration of $30,000. This was not an arms length transaction and no independent evaluation of the stock was made. The board noted that the amount paid per share, $0.003, was substantially above par value which is $0.0001, and the total consideration paid, $30,000, was thought to be sufficient to fund the Company's needs for at least 12 months. Also in April 2010 the Company issued 10,000 shares to Anthony Turnbull in consideration of accounting advice. Also in April 2010 the Company issued 27,000 shares to Daniel Masters, the Company's attorney, and 3,000 shares to his associate, John Munro, in consideration of services related to formation of this corporation. No independent evaluation was made of the value of the stock issued or the services rendered in these transactions.

     Both of our officers and directors, Kenneth Barton and Anthony Turnbull, should be considered promoters of the Company because they have been officers and directors of the Company since its incorporation and, in Mr. Barton's case, because of his owership of 10,000,000 shares of our common stock. No additional information is required on either of these persons pursuant to Item 401(g)(1) of Regulation S-K.

ITEM 8. LEGAL PROCEEDINGS.

     There is no litigation pending or threatened by or against the Company.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     (a)  Market Price.

     There is no trading market for our Common Stock at present and there has been no trading market to date. We do not have a trading symbol. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. Investors in our common stock must be prepared to bear the entire economic risk of an investment in our common stock for an indefinite period of time. The Company intends to request a broker-dealer to make application to Finra to have the Company's securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink Sheets, LLC ("Pink Sheets"), however there is no assurance that a broker-dealer will agree to make such application or, if one does, that Finra will provide us with a symbol.

     The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Our stock will most likely be considered a penny stock.

SHARES ELIGIBLE FOR FUTURE SALE:

     We had 11,125,000 shares of common stock outstanding as of July 19, 2010. The Company believes that an exemption from registration is available for 1,085,000 of our common shares under Title 11 of the U.S. Code and they are therefore eligible for resale. The remaining 10,040,000 of our outstanding common shares are "restricted" securities and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. As of the date of this filing, none of the 10,040,000 restricted shares of our common stock are eligible for resale under Rule 144.

     Under Rule 144, a person who is not an "affiliate" (as defined in the Securities Act), and who has not been an affiliate for at least three months, may sell all of his shares beginning six months after his acquisition of such shares, subject to certain restrictions relating to availability of current public information regarding our company. However, once a non-affiliate has held his or her shares for one year or more, such shares may be sold under Rule 144 without any restrictions. An affiliate may sell his shares under Rule 144 beginning six months after his acquisition, subject to certain restrictions regarding the manner of sale, notice filing and the availability of current public information regarding the Company. In addition, the number of shares that can be sold by an affiliate under Rule 144 within any three-month period cannot exceed the greater of 1% of the total number of shares of common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC, providing that our shares are listed on an exchange.

     There is currently no trading activity or trading volume in our shares. If, in the future, our securities are listed on an exchange, such as NASDAQ, then our stockholders would be able to rely on the market-based volume limitation. However, if our common stock is quoted on the OTC Bulletin Board or the "Pink Sheets", which management considers the most likely quotation venue for our shares, our stockholders will not be able to rely on the market-based volume limitation described above, and our stockholders who wish to sell our stock would rely only on the percentage based volume limitation described above.

     (b)  Holders.

     There are ninety-five (95) shareholders of record of the Company's Common Stock. Ninety-three (93) of these shareholders received their shares as a result of the bankruptcy of AP Corporate Services, Inc. In that case the Bankruptcy Court for the Central District of California ordered certain shares of the Company's stock to be distributed to the creditors of AP Corporate Services, Inc. The shares were distributed under an exemption from registration provided by Section 1145 of Title 11 of the U.S. Code (the Bankruptcy Code).

     (c)  Dividends.

     The Company has not paid any cash dividends to date, and has no plans to do so in the immediate future.

     (d)  Securities authorized for issuance under equity compensation plans.

     The Company has not authorized the issuance of any securities under any compensation plan.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

     (a)  Securities issued in bankruptcy.

     1,085,000 shares of our common stock were distributed to 93 shareholders by order of the U.S. Bankruptcy Court for the Central District of California as part of the confirmed Plan of Reorganization of AP Corporate Services, Inc. (the "Debtor"). The Court ordered the incorporation of the Issuer, the assignment to it of the plans to establish a website services provider, and ordered the Issuer's securities to be distributed to creditors of the Debtor in partial satisfaction of their claims against the Debtor and in order to enhance the creditors' opportunity for recovery.

     5,000,000 warrants to purchase shares of our common stock were also distributed to creditors of the Debtor as part of the confirmed Plan of Reorganization. The warrants consist of 1,000,000 "A Warrants" each convertible into one share of common stock at an exercise price of $1.00; 1,000,000 "B Warrants" each convertible into one share of common stock at an exercise price of $2.00; 1,000,000 "C Warrants" each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 "D Warrants" each convertible into one share of common stock at an exercise price of $4.00; and 1,000,000 "E Warrants" each convertible into one share of common stock at an exercise price of $5.00. All warrants are currently exercisable and may be exercised at any time prior to January 4, 2014.

     The issuance of the 1,085,000 shares of common stock and the 5,000,000 warrants to purchase a total of 5,000,000 shares of common stock were issued in exchange for claims against the estate of AP Corporate Services, Inc. and were exempt from registration under the Securities Act of 1933, as amended, because they were issued under section 1145 of the Bankruptcy Code (Title 11 of the U.S.
Code). In addition, we may have also relied upon section 3(a)(7) of the Securities Act of 1933 as a transaction ordered by a court as part of a bankruptcy reorganization.

     (b)  Securities issued in a private placement.

     On April 29, 2010 the Company issued 10,040,000 restricted shares of its common stock. 10,000,000 restricted shares were issued to its President, Kenneth
S. Barton; the total consideration paid for these shares was $30,000 or approximately $0.003 per share. On the same date the Company issued 10,000 shares to its Secretary and Treasurer, Anthony Turnbull, and a total of 30,000 shares to two attorneys; these shares were issued for services. We relied upon
Section 4(2) of the Securities Act of 1933, as amended for the above issuance. We believed that Section 4(2) was available because:

     - The issuance involved no underwriter, underwriting discounts or commissions;
     -    We placed restrictive legends on all certificates issued;
     -    No sales were made by general solicitation or advertising;
     -    Sales were made only to accredited investors.

       In connection with the above transactions, we provided the following to the investor:

     -    Access to all our books and records.
     - Access to all material contracts and documents relating to our operations.
     - The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The Company's authorized capital stock consists of 100,000,000 Common Shares, par value $0.0001 per share, and 20,000,000 Preferred Shares, par value $0.0001 per share. We have no other class of equity securities authorized, and we have no debt securities presently authorized. We have 11,125,000 Common Shares issued and outstanding as of the date of this filing and no Preferred Shares issued and outstanding as of the date of this filing. We also have warrants outstanding which are convertible into an additional 5,000,000 Common Shares. The warrants are currently exercisable and may be exercised at any time prior to January 4, 2014.

     All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully-paid and non-assessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor. Our Board of Directors is authorized to issue our Preferred Stock in series and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

     In addition to the 11,125,000 Common Shares which we currently have outstanding there are 5,000,000 warrants outstanding, each of which is convertible into one share of our Common Stock. These consist of 1,000,000 "A Warrants" each convertible in to one share of common stock at an exercise price of $1.00; 1,000,000 "B Warrants" each convertible in to one share of common stock at an exercise price of $2.00; 1,000,000 "C Warrants" each convertible in to one share of common stock at an exercise price of $3.00; 1,000,000 "D Warrants" each convertible in to one share of common stock at an exercise price of $4.00; and 1,000,000 "E Warrants" each convertible in to one share of common stock at an exercise price of $5.00. All of the warrants are currently exercisable; they will expire if unexercised on January 4, 2014 unless extended by vote of the Board of Directors. All of these warrants were issued to creditors of AP Corporate Services, Inc. by order of the Bankruptcy Court as part of the Chapter 11 Plan of Reorganization of AP Corporate Services. The warrants were distributed under an exemption from registration provided by
Section 1145 of Title 11 of the U.S. Code (the Bankruptcy Code).

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Except for acts or omissions which involve intentional misconduct, fraud or known violation of law, there shall be no personal liability of a director or officer to the Company, or to its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought that such person is not fairly and reasonably entitled to indemnification for such expenses.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     The Company's audited financial statements are attached hereto.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     There are no disagreements with the findings of our accountant.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

     The Company's audited financial statements as of May 31, 2010 are filed herewith.

     Exhibit:

     2.1      Plan of Reorganization             Filed herewith

     3.1      Articles of Incorporation          Filed herewith

     3.2      Bylaws                             Filed herewith

     4.1      Form of "A" Warrant Agreement      Filed herewith

     4.2      Form of "B" Warrant Agreement      Filed herewith

     4.3      Form of "C" Warrant Agreement      Filed herewith

     4.4      Form of "D" Warrant Agreement      Filed herewith

     4.5      Form of "E" Warrant Agreement      Filed herewith

     23.1     Consent of Chang Park, CPA, PhD    Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 22, 2010                 I-Web Media, Inc.


                                    By: /s/ Kenneth S. Barton
                                        ----------------------------------------
                                        Kenneth S. Barton
                                        President, CEO and Director


                                    By: /s/ Anthony R. Turnbull
                                        ----------------------------------------
                                        Anthony R. Turnbull
                                        Secretary, CFO and Director

                                I-WEB MEDIA, INC.

                                FINANCIAL REPORT

                                  May 31, 2010

CONTENTS

     Independent Auditors' Report
     Balance Sheet - Assets and Liabilities and Stockholders' Equity Statement of Operations
     Statement of Changes in Stockholders' Equity
     Statement of Cash Flows
     Notes to Financial Statements

                           Chang G. Park, CPA, Ph. D.
     * 2667 CAMINO DEL RIO S. PLAZA B * SAN DIEGO * CALIFORNIA 92108-3707 *
       * TELEPHONE (858)722-5953 * FAX (858) 761-0341 * FAX (858) 764-5480
                         * E-MAIL changgpark@gmail.com *


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
I-Web Media, Inc.

We have audited the accompanying balance sheet of I-Web Media, Inc. (A Development Stage Company, the "Company") as of May 31, 2010 and the related statements of operations, changes in shareholders' equity and cash flows for the period from April 29, 2010 (inception) through May 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I-Web Media, Inc. as of May 31, 2010 and the result of its operations and its cash flows for the period from April 29, 2010 (inception) through May 31, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Chang Park
-------------------------
CHANG G. PARK, CPA
June 16, 2010 except for Note 9, as to which date is July 22, 2010 San Diego, CA. 92108

                                I-WEB MEDIA, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  May 31, 2010

                                                                         As of
                                                                        May 31,
                                                                         2010
                                                                       --------
ASSETS

Assets
  Cash                                                                 $ 29,750
                                                                       --------
      TOTAL ASSETS                                                     $ 29,750
                                                                       ========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Accounts payable                                                       $    910
                                                                       --------
      TOTAL LIABILITIES                                                $    910
                                                                       ========

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, $0.0001 par value:
  100,000,000 shares authorized, 11,125,000 shares
  issued and outstanding as of May 31, 2010                            $  1,112
Preferred stock, $0.0001 par value:
  20,000,000 shares authorized, no shares issued
  and outstanding as of May 31, 2010                                         --
Additional paid in capital                                               29,008
Deficit accumulated during the development stage                         (1,280)
                                                                       --------
      TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                               28,840
                                                                       --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $ 29,750
                                                                       ========

                        See Notes to Financial Statements

                                I-WEB MEDIA, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                                  May 31, 2010

                                                                   Period From
                                                                  April 29, 2010
                                                                  (Inception) to
                                                                      May 31,
                                                                       2010
                                                                   -----------

REVENUE                                                            $        --
                                                                   -----------
      Total Revenue                                                         --

EXPENSES
  Professional Exps                                                      1,280
  General & Admin Exps                                                      --
                                                                   -----------
  Operating Expense                                                      1,280
                                                                   -----------
      OPERATING INCOME (LOSS)                                           (1,280)

OTHER INCOME (EXPENSE)
  Current Income Tax                                                        --
  Income Tax Benefit                                                        --
                                                                   -----------

      NET INCOME (LOSS)                                                 (1,280)
                                                                   ===========

Basic & Diluted (Loss) per Share                                         (0.00)
                                                                   -----------
Weighted average number of common
 shares outstanding                                                 11,125,000

                        See Notes to Financial Statements

                                I-WEB MEDIA, INC.
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 From inception, April 29, 2010 to May 31, 2010


                                                                          Deficit
                                                                        Accumulated
                                    Common Stock         Additional       During          Total
                               --------------------       Paid-in       Development    Stockholders
                               Shares        Amount       Capital          Stage          Equity
                               ------        ------      -------          -----         -------
Common Stock Issued
 Per Court Order
 April 29, 2010               1,085,000     $    108      $     --       $     --       $    108

Common Stock Issued
 To Officers
 April 29, 2010              10,040,000        1,004        29,008                        30,012

Net loss for period
 Ended May 31, 2010                                                        (1,280)        (1,280)
                           -----------      --------      --------       --------       --------

Balance, May 31, 2010       11,125,000      $  1,112      $ 29,008       $ (1,280)      $ 28,840
                           ===========      ========      ========       ========       ========

                        See Notes to Financial Statements

                                I-WEB MEDIA, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                 From inception, April 29, 2010 to May 31, 2010

                                                                    Period From
                                                                  April 29, 2010
                                                                  (inception) to
                                                                      May 31,
                                                                       2010
                                                                     --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (Loss)                                                  $ (1,280)
                                                                     --------
  Adjustments to reconcile net income (loss) to net cash (used in) operations

  Stock issued for service                                                120

Increase in Accounts Payable                                              910
                                                                     --------
NET CASH PROVIDED BY (USED IN) OPERATIONS                                (250)
                                                                     --------

CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH PROVIDED BY INVESTING ACTIVITIES                                  --
                                                                     --------

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock issuance                                                  30,000
                                                                     --------

NET CASH PROVIDED BY FINANCING ACTIVITIES                              30,000
                                                                     --------

NET INCREASE (DECREASE)                                                29,750
                                                                     --------

CASH BEGINNING OF PERIOD                                                   --
                                                                     --------

CASH END OF PERIOD                                                   $ 29,750
                                                                     ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Interest paid                                                        $     --
                                                                     --------
Income taxes paid                                                    $     --
                                                                     --------

                        See Notes to Financial Statements

                                I-WEB MEDIA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2010


NOTE 1. NATURE AND BACKGROUND OF BUSINESS

I-Web Media, Inc. ("the Company" or "the Issuer") was organized under the laws of the State of Delaware on April 29, 2010. The Company was established as part of the Chapter 11 reorganization of AP Corporate Services, Inc. ("AP"). Under AP's Plan of Reorganization, as confirmed by the U.S. Bankruptcy Court for the Central District of California, the Company was incorporated to: (1) receive and own any interest which AP had in the development of a website design and internet marketing business; and (2) issue shares of its common stock to AP's general unsecured creditors, to its administrative creditors, and to its shareholders.

The Company has established its own website and is advertising its services to potential customers. The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a March 31 year-end.

b.   BASIC EARNINGS PER SHARE

The Company computes net income (loss) per share in accordance with the FASB Accounting Standards Codification ("ASC"). The ASC specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.

c.   ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles of the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

d.   CASH and CASH EQUIVALENT

For the Statement of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.

e.   REVENUE RECOGNITION

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience.

                                I-WEB MEDIA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2010


f.   STOCK-BASED COMPENSATION

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

g.   INCOME TAXES

The Company accounts for its income taxes in accordance with the FASB ASC No. 740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

h.   IMPACT OF NEW ACCOUNTING STANDARDS

FASB ASC 105-10-65, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (Prior authoritative literature:
FASB SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles ("SFAS 168"), issued June 2009), establishes the FASB Accounting Standards Codification (the "Codification") as the single source of authoritative nongovernmental U.S. GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption of FASB ASC 105-10-65 (SFAS 168) did not have a material impact on the Company's financial statements.

In February 2010, the FASB issued Accounting Standards Update ("ASU") No. 2010-09, "Amendments to Certain Recognition and Disclosure Requirements" ("ASU 2010-09"), which is included in the FASB ASC Topic 855 (Subsequent Events). ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued. ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company's financial statements.

NOTE 3. GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $1,280 as of May 31, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in

                                I-WEB MEDIA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2010


the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 4. STOCKHOLDERS' EQUITY COMMON STOCK

The authorized share capital of the Company consists of 100,000,000 shares of common stock with $0.0001 par value, and 20,000,000 shares of preferred stock also with $0.0001 par value. No other classes of stock are authorized.

COMMON STOCK: As of May 31, 2010, there were a total of 11,125,000 common shares issued and outstanding.

The Company's first issuance of common stock, totaling 1,085,000 shares, took place on April 29, 2010 pursuant to the Chapter 11 Plan of Reorganization confirmed by the U.S. Bankruptcy Court in the matter of AP Corporate Services, Inc. ("AP"). The Court ordered the distribution of shares in I-Web Media, Inc. to all general unsecured creditors of AP, with these creditors to receive their PRO RATA share (according to amount of debt held) of a pool of 80,000 shares in the Company. The Court also ordered the distribution of shares in the Company to all shareholders of AP, with these shareholders to receive their PRO RATA share (according to number of shares held) of a pool of 5,000 shares in the Company. The Court also ordered the distribution of shares in the Company to all administrative creditors of AP, with these creditors to receive one share of common stock in the Company for each $0.10 of AP's administrative debt which they held. These shares were also distributed on April 29, 2010.

The Court also ordered the distribution of warrants in the Company to all administrative creditors of AP, with these creditors to receive five warrants in the Company for each $0.10 of AP's administrative debt which they held. These creditors received an aggregate of 5,000,000 warrants consisting of 1,000,000 "A Warrants" each convertible into one share of common stock at an exercise price of $1.00; 1,000,000 "B Warrants" each convertible into one share of common stock at an exercise price of $2.00; 1,000,000 "C Warrants" each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 "D Warrants" each convertible into one share of common stock at an exercise price of $4.00; and 1,000,000 "E Warrants" each convertible into one share of common stock at an exercise price of $5.00. All warrants are exercisable at any time prior to January 4, 2014. This warrant distribution also took place on April 29, 2010.

Also on April 29, 2010 a total of 10,040,000 common shares were issued in a private placement for total consideration of $30,000. This resulted in a per share price of approximately $0.003.

As a result of these issuances there were a total 11,125,000 common shares issued and outstanding, and a total of 5,000,000 warrants to acquire common shares issued and outstanding, at May 31, 2010.

PREFERRED STOCK: The authorized share capital of the Company includes 20,000,000 shares of preferred stock with $0.0001 par value. As of May 31, 2010 no shares of preferred stock had been issued and no shares of preferred stock were outstanding.

                                I-WEB MEDIA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2010


NOTE 5. INCOME TAXES

The Company has incurred operating losses of $1,280, which, if utilized, will begin to expire in 2030. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance.

Details of deferred tax assets are as follows:


                                                                        2010
                                                                       -------
Deferred tax assets:
  Net operating loss (from inception to May 31, 2010)                  $ 1,280
  Statutory tax rate (combined federal and state)                           34%
  Deferred tax assets                                                      435
                                                                       -------
Valuation allowance                                                    $  (435)
                                                                       =======

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be "more likely than not," a valuation allowance is provided to reduce the recorded tax benefits from such assets.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in additional business activities. As a result, such persons may face a conflict interest between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7. WARRANTS AND OPTIONS

On April 29, 2010 (inception), the Company issued 5,000,000 warrants exercisable into 5,000,000 shares of the Company's common stock. These warrants were issued per order of the U.S. Bankruptcy Court in the matter of AP Corporate Services, Inc. ("AP") to the administrative creditors of AP. These creditors received an aggregate of 5,000,000 warrants consisting of 1,000,000 "A Warrants" each convertible into one share of common stock at an exercise price of $1.00; 1,000,000 "B Warrants" each convertible into one share of common stock at an exercise price of $2.00; 1,000,000 "C Warrants" each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 "D Warrants" each convertible into one share of common stock at an exercise price of $4.00; and 1,000,000 "E Warrants" each convertible into one share of common stock at an exercise price of $5.00. All warrants are exercisable at any time prior to January 4, 2014. As of the date of this report, no warrants have been exercised.

                                I-WEB MEDIA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2010


The fair value of these warrants was estimated at the date of the Company's inception, April 29, 2010, which was also the date of the grant, using the Black-Scholes Option Pricing Model with current value of the stock at $0.0001 (par value) since there is no market for the stock at the time; dividend yield of 0%; risk-free interest rate of 2.49% (5 year Treasury Note rate at the issue date); and expiration date of 3.69 years. Since the stock does not trade, and since its par value is $0.0001, the fair value of the warrants came out to be zero.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluates subsequent events through the date the accompanying financial statements were issued, which was July 22, 2010.

NOTE 9. RESTATEMENT

The accompanying financial statements of May 31, 2010 have been restated.

The Company originally issued 10,000 shares of common stock for accounting service and 30,000 shares of common stock for legal service provided, which were not accounted for.

The Company restated the financial statements by recognizing general expense amounting to $30 for the accounting service and increasing capital by the same amount. For legal service, the Company restated by decreasing accounts payable to attorney by $90 and increasing capital by the same amount.

According to this restatement, shareholders' equity increased to $28,840 from $28,750 and net loss increased from ($1,250) to ($1,280).

The following is a summary of the significant effects of the restatement on the Balance Sheet.


                                                      Original         Adjusted          Restated
                                                     --------         --------          --------
Assets
  Current Assets                                       29,750                --            29,750
                                                      -------           -------           -------
      Total Assets                                     29,750                --            29,750
                                                      -------           -------           -------
Liabilities & Shareholders Equity

      Total Liabilities                                 1,000               (90)              910
                                                      =======           =======           =======
Shareholders' Equity

  Common Stock                                          1,112                --             1,112
  Additional paid in capital                           28,888               120            29,008
  Deficit accumulated                                  (1,250)              (30)           (1,280)
                                                      -------           -------           -------
      Total Shareholders Equity                        28,750                90            28,840
                                                      -------           -------           -------

      Total Liabilities & Shareholder Equity           29,750                --            29,750
                                                      =======           =======           =======